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                                                                   Exhibit 10.43

                               AEROJET AND H POWER
                        TRANSFER OF TECHNOLOGY AGREEMENT


         THIS TRANSFER OF TECHNOLOGY AGREEMENT (the "Agreement") is entered into this 16th day of May, 1995 (the "Effective Date") by and between AEROJET-GENERAL CORPORATION, an Ohio corporation ("Aerojet"), having its principal place of business at Highway 50 and Aerojet Road, Rancho Cordova, CA 95670 and H POWER CORP., a Delaware corporation ("H Power"), having its principal place of business at 60 Montgomery Street, Belleville, New Jersey 07109.

         For the consideration set forth herein, the sufficiency of which is acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1 "CONFIDENTIAL INFORMATION" shall mean the Trade Secrets, the Enhancements, the amount to be paid under Article II, and any information concerning the business or financial affairs of Aerojet.

         1.2 "INFORMATION" shall mean any data, invention, work, computer program, method, improvement, know-how, discovery, idea, concept, technology, process, knowledge, trade secret, drawing or other information existing on the date hereof or hereafter generated, whether or not patented or patentable or copyrighted or copyrightable.

         1.3 "CONTRACTS" shall mean Advanced Research Projects Agency ("ARPA") Contract No. BAA# 94-96.

         1.4 "ENHANCEMENTS" shall mean all additions, changes, modifications and improvements made by H Power, whether or not copyrightable or patentable, to the Technology in the Field of Use.

         1.5 "FUEL CELLS" shall mean devices which use an electrochemical process for converting a fuel to electricity.

         1.6 "FUEL PROCESSOR" shall mean devices which convert hydrocarbon fuel to hydrogen for use in a Fuel Cell.

         1.7 "FIELD OF USE" shall mean the application of the Technology solely to Fuel Cells, Fuel Processors used in connection with Fuel Cells, and burners and heat exchangers used in Fuel Cell systems, and shall specifically exclude, without limitation, application of the Technology to products other than Fuel Cells, Fuel Processors used in connection with Fuel



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Cells, and burners and heat exchangers used in Fuel Cell systems.

         1.8 "PATENT APPLICATIONS" shall mean all domestic and foreign patent applications filed by Aerojet prior to the Effective Date or by H Power after the Effective Date which contain the Technology or any portion thereof for application in the Field of Use, including, without limitation, the Existing Patent Applications.

         1.9 "EXISTING PATENT APPLICATIONS" shall mean the following patent applications filed by Aerojet prior to the Effective Date: Fuel Cell Employing Integrated Fluid Management Platelet Technology, SN 08/322,823, Filed USPTO October 12, 1994; Plastic Platelet Fuel Cells Employing Integrated Fluid Management, Pillsbury, Madison & Sutro File No. 10270/26, Filed USPTO ______________ ; and any and all daughter applications (divisional, continuation, reissue, substitute, extension or reexamination after request) and foreign counterparts of either such patent application.

         1.10 "PLATELETS" shall mean devices consisting of a set of thin plates of metal, plastic, ceramic, or other suitable material into each of which numerous intricate microgroove channels have been formed by etching, laser ablation, cutting, embossing, pressing or stamping processes that create through and partial depth features on the plates which when bonded together provide gas, coolant, and vapor distribution channels.

         1.11 "PATENTS" shall mean any patents which issue from a Patent Application.

         1.12 "DOCUMENTATION" shall mean the written documentation attached hereto as Exhibit A.

         1.13 "TECHNICAL SERVICES" shall mean the technical training regarding the practice of the Trade Secrets to be provided by Aerojet to H Power under
Article 6.

         1.14 "TECHNOLOGY" shall mean all information (a) previously or hereafter disclosed to H Power by Aerojet regarding the design, development, manufacture or use of Platelets, (b) contained in the Existing Patent Applications or (c) contained in the Documentation.

         1.15 "TRADE SECRETS" shall mean all Technology excepting only such of the Technology which is contained in a Patent.

2. PAYMENTS. H Power shall make payments to Aerojet as provided in this Section
2.

         2.1 INITIAL PAYMENT. On or before November 30, 1995, H Power will pay Aerojet an initial payment equal to the sum of Two Hundred Thousand Dollars ($200,000) (the "Initial Payment").

         2.2 INTERIM PAYMENTS. If the Assignment has not occurred, then on or before the



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second anniversary of this Agreement and each subsequent anniversary, H Power shall pay Aerojet $50,000 (each such payment an "Interim Payment").

         2.3 FINAL PAYMENT. On or before the fifth anniversary of the Effective Date, H Power shall pay to Aerojet the "Final Payment Amount". The Final Payment Amount shall be determined as follows:

                  (a) Beginning on the Effective Date and ending on November 30, 1996 the Final Payment Amount shall be $750,000 less the Initial Payment.

                  (b) After November 30, 1996 and ending on November 30,1997 the Final Payment Amount shall be $850,000 less the Initial Payment and any Interim Payments.

                  (c) After November 30, 1997 and ending on November 30, 1998 the Final Payment Amount shall be $950,000 less the Initial Payment and any Interim Payments.

                  (d) After November 30, 1998 and ending on November 30, 1999 the Final Payment Amount shall be $1,050,000 less the Initial Payment and any Interim Payments.

                  (e) After November 30, 1999 the Final Payment Amount shall be $1,150, 000 less the Initial Payment and any Interim Payments.

3. PROSECUTION OF PATENT APPLICATIONS. Aerojet has previously filed with the United States Patent and Trademark Office (the "PTO") two Patent Applications and H Power will after the Effective Date be filing additional Patent Applications. Aerojet hereby assigns to H Power the right and H Power hereby assumes the obligation from and after the Effective Date to file, prosecute, maintain, and defend, at its sole cost and expense, all Patent Applications and Patents in accordance with this Section 3.

         3.1 OWNERSHIP OF PATENTS. Notwithstanding the assignment to H Power by Aerojet of the right to prosecute the Patent Applications until the Assignment (as defined in Section 4), ownership of the Patent Applications shall remain exclusively in Aerojet and any Patents shall be issued in the name of Aerojet and be owned exclusively by Aerojet. All filings made by H Power and other actions taken by H Power in connection with the filing, prosecution, maintenance, and defense of the Patent Applications and any Patents shall be made solely in the name of Aerojet and H Power shall have no ownership thereof or any rights therein except as set forth in this Agreement.

         3.2 DELIVERY OF PATENT PAPERS. As soon as practicable following the execution of this


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Agreement, but in no event later than fifteen (15) days thereafter, Aerojet shall deliver to H Power all Patent Application files in Aerojet's possession or under Aerojet's control.

         3.3 PROSECUTION OF PATENT APPLICATIONS. Until the Assignment, H Power shall use its best efforts and proceed diligently and without undue delay to prosecute the Patent Applications (and all claims therein). Such best efforts shall include, without limitation, engaging competent and experienced patent counsel reasonably acceptable to Aerojet to advise on and administer the prosecution thereof and taking all practicable actions in the prosecution of the Patent Applications to obtain Patents with claims which are as broad or broader than those contained in the Existing Patent Applications.

         3.4 PATENT MAINTENANCE. Until the Assignment, H Power shall file all necessary documents, pay all fees and take such others actions as are necessary to maintain in force and defend any Patents.

         3.5 REVIEW BY AEROJET. H Power will provide Aerojet a reasonable opportunity in advance of any filings to be made with the PTO or any foreign patent office to review all documents to be filed concerning the Patent Applications. H Power will provide to Aerojet semi-annual status reports regarding the prosecution of the Patent Applications. In the event Aerojet objects to a proposed action by H Power which Aerojet believes will unduly narrow a Patent Application or Patent, Aerojet shall provide H Power with notice of such objection. Upon receipt of such notice, H Power shall promptly restore the original scope of the Patent Application or Patent, as directed by Aerojet.

         3.6 NOTICE OF NON-PROSECUTION. Until the Assignment, H Power shall give Aerojet timely written notice if it has made a determination not to or has reason to believe that it will not, for any reason, file or prosecute Patent Applications (or any claims thereof) or maintain or defend any Patent in accordance with this Agreement. Such notification shall be sufficiently in advance of any required filing or other action date in connection with such prosecution, maintenance or defense so as to permit Aerojet to take the necessary action to secure, protect or maintain any right in respect of such filing, prosecution, maintenance or defense. Any such notification shall, in any event, be at least four (4) months prior to any PTO response due date. Notwithstanding any such notice, the failure of H Power to so file, prosecute or maintain shall constitute a breach of this Agreement.

         3.7 ADDITIONAL FILINGS. H Power shall have the obligation to promptly inform themselves of the requirements for obtaining foreign patent protection of the inventions or improvements disclosed or embodied in the Existing Patent Applications. Until the Assignment, H Power shall, at its own expense, timely file all documents and take all other actions necessary for obtaining foreign patent protection on the inventions or improvements disclosed or embodied in the Existing Patent Applications as follows:

                  (a) With respect to the Existing Patent Applications, H Power shall timely file




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all documents, pay all fees and take all other necessary action to obtain the benefits of the priority dates of the Existing Patent Applications under all applicable patent treaties between the United States and foreign countries, including, without limitation, the Patent Cooperation Treaty.

                  (b) H Power shall make timely document filings, and pay all fees and take all other necessary actions to obtain patent protection of the inventions disclosed or embodied in the Existing Patent Applications in the following jurisdictions: European Group, Australia, Brazil, Canada, China, Japan, Korea, Mexico, Singapore, Argentina, Chile, South Africa, Malaysia, Taiwan and Philippines.

4. ASSIGNMENT OF PATENT RIGHTS. Upon payment by H Power to Aerojet of all amounts required to be paid under Article II, Aerojet shall assign (the "Assignment") to H Power all of Aerojet's rights in the Patent Applications and Patents using the form of assignment attached hereto as Exhibit B.

5.       USE OF TRADE SECRETS.

         5.1 Aerojet hereby grants to H Power a nontransferable, worldwide, exclusive, paid-up, royalty-free license to use, practice, modify and develop the Technology in the Field of Use (the "Trade Secret License"); provided that such Trade Secret License shall not be construed as limiting or restricting Aerojet from any use, practice, modification or development of the Technology for any purpose other than for purposes within the Field of Use. H Power shall not use, practice, modify or develop the Technology for any purpose except purposes within the Field of Use.

         5.2 Aerojet shall within fifteen days of the Effective Date deliver to H Power the Documentation.

         5.3 H Power shall treat confidentially the Confidential Information and protect the Confidential Information from any disclosure or use not authorized by this Agreement. The Confidential Information may only be disclosed to H Power's officers, directors, consultants, vendors, employees, sub-licensees, and other third parties ("Representatives") who need to know the Confidential Information for purposes within the Field of Use and who have been informed of the confidential and proprietary nature of the Confidential Information and who agree to maintain the confidentiality and limit the use of the Confidential Information in accordance with this Agreement. H Power has or will have an appropriate agreement with each of its Representatives sufficient to enable it to comply with all of the terms of this Agreement.

         5.4 The parties acknowledge that (i) the restrictions and obligations contained in this Article 5 are reasonable and necessary to protect Aerojet's legitimate interests, (ii) in the event of a violation of these restrictions, remedies at law will be inadequate and such violation will cause irreparable damages to Aerojet within a short period of time, and (iii) Aerojet will be entitled to injunctive relief against each and every violation. H Power shall immediately notify Aerojet of


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any violation of this Article 5 by H Power or any of its Representatives and, in
the event of a violation by an H Power Representative, shall immediately seek injunctive relief on behalf of Aerojet at H Power's sole expense. In the event H Power fails to timely seek injunctive relief against such a violation by an H Power Representative, Aerojet may seek such injunctive relief on its own behalf, at H Power's sole expense.

6. GRANTBACK TO AEROJET. H Power hereby grants to Aerojet a perpetual (except as provided in the last sentence of this Article 6), worldwide, exclusive, paid-up, royalty-free license to use, practice, modify and develop the Enhancements. The foregoing license to Aerojet is a present and fully-executed license; however, Aerojet agrees to forbear from exercising its license rights unless and until Aerojet cancels this Agreement.

7. TECHNICAL SERVICES. Commencing on the Effective Date and ending November 30, 1995 ("Services Period"), Aerojet shall provide to H Power up to Two Hundred Thousand Dollars ($200,000) of technical training (the "Technical Training") regarding the practice of the Trade Secrets in the Field of Use. Such technical training shall be provided to H Power at Aerojet's Sacramento facility. At such time as H Power desires technical training, it shall notify Aerojet of the training desired and the time at which it desires such training to occur. Aerojet shall use its best efforts to accommodate such requests in a timely manner. After Aerojet has provided H Power with Two Hundred Thousand Dollars ($200,000) of technical training, Aerojet shall be under no further obligation to assist H Power in the use of the Technology.

8. ACCEPTANCE OF TRANSFER. The parties agree that once Aerojet has (a) delivered to H Power the Patent Application files and the Documentation, and (b) provided the Technical Training, Aerojet shall have no further obligation to provide H Power with any Technology or any assistance of any kind in connection with the use of any Technology except for the Assignment. On November 30, 1995, H Power shall sign an acceptance of transfer in the form attached hereto as Exhibit C acknowledging that, except for the Assignment, Aerojet has completed it obligations to H Power hereunder.

9. NO WASTING OF TECHNOLOGY. Until the Assignment or the cancellation of the Agreement, H Power will (a) devote reasonable efforts to develop and practice the Technology in the Field of Use, (b) not abandon the use or development of the Technology in the Field of Use, (c) not unduly narrow or jeopardize the validity of the Patent Applications and/or Patents.

10.      EMPLOYEES OF AEROJET.

         10.1 RIGHT TO SOLICIT. Aerojet hereby grants to H Power the right to solicit the employment of the particular Aerojet employees listed on Exhibit D attached hereto. H Power acknowledges and agrees that any Technology which is or may be gained by H Power from former Aerojet personnel is not considered part of the Technology provided by Aerojet under this Agreement. H Power shall have no recourse against Aerojet in the event H Power cannot reach agreement with any one or more of the employees listed on Exhibit D regarding employment of such individual(s) by H Power.

         10.2 CONTINUING CONFIDENTIALITY OBLIGATION. Upon commencing solicitation of any of the individuals listed on Exhibit D, H Power shall notify such individual of his or her continuing obligation of confidentiality to Aerojet under law and pursuant to any existing employment and/or confidentiality agreement between such individual and Aerojet.

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11.      ASSIGNMENT OF GOVERNMENT CONTRACTS.

         11.1 On and after the Effective Date, Aerojet will use its reasonable efforts, and H Power will cooperate with Aerojet and use reasonable efforts, to obtain any consents, approvals, novation, and waivers necessary to novate to H Power the Contracts; provided, however, that Aerojet will not be obligated to pay any consideration therefor or to incur any other obligation or liability in connection therewith and that the failure to obtain any necessary consent, approval, novation or waiver with respect thereto will not be a breach of this Agreement or any other obligation of Aerojet.

         11.2 Notwithstanding the failure of Aerojet on or after the Effective Date to obtain any such consents, approvals, novation and waivers, from and after the Effective Date, H Power shall perform and discharge when due all obligations under such Contracts on behalf of Aerojet and any other parties thereto.

12. INDEMNIFICATION. H Power shall, at its sole cost and expense, defend Aerojet from any and all claims, demands, actions or causes of action, at law or in equity (a "Claim") and indemnify and hold Aerojet harmless from all damages, liabilities, losses, costs, judgments, orders, assessments, interest, penalties, fines, settlement payments, costs and expenses (including, without limitation, attorneys' fees and other investigation and defense costs and expenses) incurred by Aerojet which arise out of or result in any way from (a) the Technology in the Field of Use or (b) any use of the Technology by or through H Power, or (c) the Enhancements, including, but not limited to, claims of ownership, infringement claims, and product liability claims which arise out of or result in any way from (a) the Technology in the Field of Use or (b) any use of the Technology by or through H Power, or (c) the Enhancements. H Power shall be entitled to maintain control over the defense of any Claim and any negotiations and settlement thereof with counsel reasonably acceptable to Aerojet provided that H Power will not settle any such Claim without the consent of Aerojet which consent shall not be unreasonably withheld. In the event that H Power fails to promptly and diligently investigate and defend or settle any Claim, then Aerojet shall have the right, at H Power's cost, expense and risk, from that time forward to have sole control of the defense of the Claim and all negotiations for its settlement or compromise.

13.      TERM AND TERMINATION.

         13.1 TERM. This Agreement shall commence as of the Effective Date and shall remain in effect until otherwise cancelled in accordance with this Article 13.

         13.2 CANCELLATION. Aerojet may cancel this Agreement by written notice to H Power if H Power:

                  (a) fails to comply with any of its obligations under Sections 2, 3, 5 or 9, which obligations shall be deemed material, and does not cure such failure within 15 days after



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written notice thereof from Aerojet or repeatedly fails to comply with any such obligation whether or not cured;

                  (b) fails to comply with any other obligation under this Agreement which is material and does cure such failure within 15 days after written notice from Aerojet or repeatedly fails to comply with any such obligation whether or not cured; or

                  (c) makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors' rights.

         13.3 CANCELLATION OBLIGATIONS. Upon the cancellation of this Agreement by Aerojet and without limiting any other right or remedy Aerojet may have:

                  (a) all rights of H Power to prosecute and acquire the Patent Applications and Patents and practice the Technology shall terminate and H Power shall immediately return to Aerojet all Patent Application files;

                  (b) the Trade Secret License shall terminate and H Power will immediately deliver the Documents to Aerojet and any other papers, documents, tapes and other media and all other materials containing or reflecting any Confidential Information and H Power shall not retain any copies thereof; and

                  (c) H Power shall irrevocably assign to Aerojet the ownership of all of its right, title and interest in and to the Enhancements and deliver to Aerojet all papers, documents, tapes and other media in its possession or under its control which contain or reflect any Enhancements. In connection with any such assignment, H Power will communicate to Aerojet all facts known by H Power concerning any Enhancement, sign all rightful papers, make all rightful oaths and generally assist Aerojet in obtaining and enforcing patent, copyright or other protection for all such Enhancements.

         13.4 SURVIVAL. Cancellation of this Agreement shall not release H Power of any obligation incurred prior to such cancellation or from its obligations under Sections 2, 5.3, 5.4, 6, 12, 15 and 16.

14. RESTRICTION. During the term of this Agreement Aerojet will not, directly or indirectly: (a) manufacture for sale, sell or otherwise transfer to any third party Fuel Cells, or products incorporating Fuel Cells, or Platelets designed by Aerojet for use in Fuel Cells or (b) assist any third party in the design or manufacture of Fuel Cells or the design of Platelets for use in Fuel Cells; provided, however, that the restrictions contained in (a) and (b) shall not limit the right of Aerojet to sell, license or otherwise transfer any intellectual property owned by Aerojet.


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15.      DISCLAIMER AND RELEASE.

         15.1 AEROJET HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE TECHNOLOGY, PATENT APPLICATIONS, PATENTS, TECHNICAL TRAINING, AND CONTRACTS. THE TECHNOLOGY, PATENT APPLICATIONS, PATENTS, TECHNICAL TAG, AND CONTRACTS ARE PROVIDED TO H POWER "AS IS," "WITH ALL FAULTS" AND WITHOUT WARRANTY OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTY THAT THE TECHNOLOGY IS PATENTABLE, ANY WARRANTY THAT THE TECHNOLOGY DOES NOT INFRINGE ANY PATENT OR OTHER RIGHT OF A THIRD PARTY, ANY WARRANTY THAT THE TECHNOLOGY ACCOMPLISHES A PARTICULAR RESULT OR WORKS FOR A PARTICULAR PURPOSE, OR ANY WARRANTY OF AEROJET'S OWNERSHIP.

         15.2 Except with respect to Aerojet's obligations under this Agreement, H Power hereby waives and fully, finally and forever releases and discharges Aerojet, and each of Aerojet's Affiliates, successors and assigns from any and all claims, demands, obligations, damages, losses, causes of action and liability, whether known or unknown, which H Power has or may hereafter have, of any kind, nature or description whatsoever, including, without limitation, any claims, demands, obligations, damages, losses, causes of action and liability arising out of or relating to the Technology, Patent Applications, Patents, Technical Training, Contracts, the MOU or any prior dealings between H Power and Aerojet ("Claims"), whether at common law or under any existing or hereinafter enacted federal, state or local law, regulation or ordinance (the "Release"). This Release shall be effective in all respects and shall not be subject to any termination, modification or rescission notwithstanding the fact that the usefulness or nature of the Technology, Patent Applications, Patents, Technical Training and Contracts is other than, different from or contrary to the facts now known by H Power or believed by H Power to be true. H Power acknowledges that the Release covers any and all claims which are not known or suspected to exist which, if known, would materially affect H Power's decision to voluntarily execute and deliver this Agreement and H Power hereby waives any right to pursue such unknown claims which may, now or hereafter, be provided under any applicable law.

         15.3 H Power agrees never to institute or aid in the prosecution of or against Aerojet, or any Affiliate, successor or assign of Aerojet, any claim, demand, action, cause or action, suit, or administrative or other proceeding (at law, in equity, or otherwise) based upon any Claim covered by the Release.

16.      MISCELLANEOUS.

         16.1 GOVERNING LAWS. The laws of the state of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.


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         16.2 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY SHALL BE RESPONSIBLE AND
EACH SPECIFICALLY DISCLAIMS LIABILITY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         16.3 ENTIRE AGREEMENT. This Agreement together with the exhibits hereto constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings, course of dealings, and any usages of trade with respect to such subject matter, including, without limitation, the Memorandum of Understanding ("MOU") dated July 14, 1993 between H Power and Aerojet and the Proprietary Information Exchange and Nondisclosure Agreement dated January 20, 1994 between Aerojet and H Power (the "Nondisclosure Agreement"). No terms, conditions, prior course of dealings, course of performance, usage of trade, understandings, legends, purchase orders, order acceptances or other document purporting to modify, vary, supplement or explain any provision of this Agreement shall be effective unless in a writing, which (i) specifically refers to and purports to modify, vary, supplement or explain this Agreement and (ii) is signed by representatives of both parties authorized to amend this Agreement.

         16.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

         16.5 NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, or by facsimile, overnight courier, or first class registered or certified mail, postage prepaid, addressed to such party at the address or applicable facsimile number set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

  Aerojet:        Aerojet-General Corporation
                  Highway 50 @ Aerojet Road
                  Rancho Cordova, CA 95670
                  Attn: Contract Manager
                  Phone: (916) 355-2915
                  Fax:   (916) 351-8660

  H Power:        H Power Corporation
                  60 Montgomery Street
                  Belleville, NJ 07109
                  Attn: President
                  Phone:  (201) 450-4400
                  Fax:    (201) 450-9850



All notices and other communications given to any party hereto in accordance with the




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provisions of the Agreement shall be deemed to have been given on the date of delivery if personally delivered, on the date when sent if sent by facsimile, on the business day after the date when sent if sent by overnight courier, and on the earlier of (i) receipt by the sender of an official postal acknowledgment therefor, (ii) receipt by the sender of telephonic confirmation of receipt by the addressee, or (iii) the second business day after date when sent, if sent by mail, in each case addressed to the party as provided in this paragraph or in accordance with the latest unrevoked direction from such party.

         16.6 WAIVER OF JURY TRIAL. Each party to this Agreement waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party to this Agreement certifies that no representative, agent or attorney of another party thereto has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and acknowledges that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 16.6.

         16.7     JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any California State court sitting in the County of Sacramento, or any Federal court of the United States of America sitting in the Northern District of California and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or instrument, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such state court or, to the extent permitted by law, by removal or otherwise, in such Federal court.

                  (b) It shall be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in such state court or, to the extent permitted by law, by removal or otherwise, in such Federal court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each of such state court and such Federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing condition precedent shall not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

                  (c) No party to this Agreement may move to (i) transfer any such suit, action or proceeding from such state court or Federal court to another jurisdiction, (ii) consolidate any



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such suit, action or proceeding brought in such state court or Federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such state court or Federal court for the purpose of bringing the same in another jurisdiction.

                  (d) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or instrument in any state court sitting in the County of Sacramento or any Federal court sitting in the Northern District of California, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

                  (e) Each party to this Agreement irrevocably consents to service of process in any manner permitted by law.

         16.8 ATTORNEYS' FEES. In any legal proceedings brought to enforce this Agreement, the prevailing party shall be entitled to have its reasonable attorneys' fees, related litigation expenses, and court costs paid by the non-prevailing party.

         16.9 ASSIGNMENT. H Power shall not transfer, or grant or permit to exist any lien on, this Agreement or any of its rights or interests hereunder without the prior written consent of Aerojet (which consent may be withheld in Aerojet's sole discretion), and any such purported transfer or lien without such consent shall be void.

         16.10 SEVERABILITY. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. In the event that any provision of this Agreement shall be finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to re-form this Agreement so that it is enforceable to the maximum extent permitted by law and the parties shall abide by such court's determination. If such provision cannot be re-formed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         16.11 AMENDMENT AND WAIVER. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

         16.12 REMEDIES CUMULATIVE. Except as may otherwise be specifically provided in this Agreement, the rights and remedies of the parties under such agreement are cumulative and are not exclusive of any rights or remedies which the parties would otherwise have. Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of this Agreement or instrument.

         16.13 PARTIES IN INTEREST; LIMITATION ON RIGHTS OF OTHERS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, shall give or be construed to give any person (other than the parties thereto and their permitted successors and assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement, unless such person is expressly stated in this Agreement to be entitled to any such right, remedy or claim.

         16.14 NO AGENCY POWERS. Each of the parties shall perform their obligations under this Agreement as independent contractors and no party shall be deemed to be the partner, joint venturer, agent or legal representative of any other party and the employees of one shall not be deemed employees of another. Except as authorized in this Agreement, no party shall have any right, power, or authority to make any contract or other agreement or to assume or create any obligation, express or implied, on behalf of or in the name of any other party or to bind any other party in any way and no party shall represent to any person that such party has any such right, power or authority.

         16.15 INTERPRETATION. It is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of each and, therefore, no presumptions shall arise favoring either party by virtue of the authorship of any provision of this Agreement.

         16.16 AUTHORITY. Each party hereby represents and warrants to the other that: (i) it is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) it is duly qualified to do business in each jurisdiction where the nature of its activities requires it to be so qualified; (iii) it has full power and authority under its Certificate of Incorporation, By-laws, Regulations or other constitutive or similar documents and the laws of the state of its incorporation to execute, deliver, and perform this Agreement; (iv) the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate and shareholder action, (v) this Agreement is a valid, binding, and legal obligation of it; and (vi) neither the execution and delivery of this Agreement by it nor its full performance of its obligations hereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Certificate of Incorporation, By-laws, Regulations or other constitutive or similar documents of it.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


AEROJET-GENERAL CORPORATION                        H POWER CORP.

By: /S/ R. I. RAMSEIER                             By: /S/ ARTHUR KAUFMAN
    ---------------------                             -------------------------
Name: R. I. RAMSEIER                               Name: ARTHUR KAUFMAN
      -------------------                                ----------------------
Title: PRESIDENT                                   Title: PRESIDENT
       ------------------                                 ---------------------

                         LIST OF EXHIBITS

EXHIBIT A                DOCUMENTATION

EXHIBIT B                FORM OF ASSIGNMENT AND PATENT
                         APPLICATIONS

EXHIBIT C                FORM OF ACCEPTANCE

EXHIBIT D                AEROJET EMPLOYEES

                                                                       EXHIBIT A


                                  DOCUMENTATION

                                                                       EXHIBIT B


                  ASSIGNMENT OF PATENT AND PATENT APPLICATIONS


         THIS ASSIGNMENT (the "Assignment") is made this ___ day of ___, 199___ by AEROJET-GENERAL CORPORATION, an Ohio corporation ("Aerojet"), having its principal place of business at Highway 50 and Aerojet Road, Rancho Cordova, CA 95670 in favor of H POWER CORP., a Delaware corporation ("H Power"), having its principal place of business at 60 Montgomery Street, Belleville, NJ, 07109.

                                   WITNESSETH:

         WHEREAS, subject and pursuant to the terms of a Transfer of Technology Agreement dated May ___, 1995, by and between Aerojet and H Power, Aerojet agreed to assign to H Power all of its rights in the following:

                  (1) United States patent application titled Fuel Cell Employing Integrated Fluid Management Platelet Technology, S/N 08/322,823, filed U.S.P.T.O. October 12, 1994; and

                  (2) United States patent application titled Plastic Platelet Fuel Cells Employing Integrated Fluid Management, Pillsbury, Madison & Sutro, File No. 10270/26, filed U.S.P.T.O. _________; and

                  (3) Any and all daughter applications of (1) or (2) above (divisional, continuation, reissue, substitute, extension or reexamination after request) and foreign counterparts of either (1) or (2) above; and

                  (4) Any patents which issue from any of (1), (2) or (3) above, ((1), (2), (3) and (4) collectively, the "Patent Rights").

         NOW, THEREFORE, for good and valuable consideration of the receipt sufficient of which is hereby acknowledged:

                  (1) Aerojet does hereby sell, assign and transfer unto H Power, its successors and assigns all of its entire right, title and interest in and to the Patent Rights.

                  (2) Aerojet hereby authorizes and requests the Commissioner of Patents of the United States and any official of country or countries foreign to the United States whose duty it is to issue patents or other evidence or forms of industrial property protection to issue the same to H Power, its successors and assigns, in accordance with the terms of this Assignment.

                  (3) Aerojet hereby expressly disclaims any and all representations or warranties either expressed or implied concerning the Patent Rights. The Patents Rights are provided to H Power "as is," "with all faults" without warranty of any kind, including, without limitation, any warranty of merchantability or fitness for a particular purpose, any warranty that any patents will issue from any patent application, any warranty that any patent application or any patent does not infringe any other patent or right of a third party, or any warranty of Aerojet's ownership in all or any part of the Patent Rights.

         IN WITNESS WHEREOF, Aerojet has caused this Assignment to be duly executed this _____ day of_____________, 199___.


                                         AEROJET-GENERAL CORPORATION

                                         Name:

                                         Title:

                                         Date:

STATE OF OHIO                       )
                                    )
COUNTY OF CUYAHOGA                  )

         Before me, a Notary Public in and for said County and State, personally appeared ____________________ who, being duly sworn, did depose and say that he/she is the ____________________of Aerojet-General Corporation, the corporation described in the above Assignment that he/she executed the above Assignment as a free act on behalf of Aerojet-General Corporation.



                                          Notary Public



Seal:

                                                                       EXHIBIT C

                             ACCEPTANCE OF TRANSFER

         THIS ACCEPTANCE OF TRANSFER ("Acceptance") is made this _____ day of _____, 199____, by H POWER CORP., a Delaware corporation ("H Power"), in favor of AEROJET- GENERAL CORPORATION, an Ohio corporation ("Aerojet").

                                   WITNESSETH:

         WHEREAS, H Power and Aerojet are parties to a Transfer of Technology Agreement (the "Transfer Agreement") dated May ___, 1995 pursuant to which Aerojet agreed to provide certain Technical Training, patent application files and Documentation (each as defined in the Transfer Agreement) to H Power;

         WHEREAS, Aerojet has provided to H Power the Technical Training, patent application files, and Documentation;

         NOW, THEREFORE, H Power acknowledges and agrees that Aerojet has delivered the Technical Training, patent application files and Documentation in Accordance with the Transfer Agreement and except for the Assignment (as defined in the Transfer Agreement), Aerojet has completed all of its obligations to H Power under the Transfer Agreement.

         IN WITNESS WHEREOF, H Power has executed this acknowledgment as of the date first above written.

                                         H POWER CORP.

                                         By:

                                         Name:

                                         Title:

                                                                       EXHIBIT D

                                AEROJET EMPLOYEES


NAME                                                        PHONE NO.
----                                                        ---------
DeLancey, David                                             (916) 355-3869
Dunn, Glen                                                  (916) 355-2318
Franklin, Jerrold                                           (916) 355 3822
Greisen, Dan                                                (916) 355-3659
Haney, Sheryl                                               (916) 355-6737
Hayes, William (Bill)                                       (916) 355-3056
Heimlich, Dave                                              (916) 355 3284
Janke, Dave                                                 (916) 355-2680
Johnson, Richard (Dick)                                     (916) 355 3533
Meland, Tim                                                 (916) 355-2269
Mettler, Eric (Ric)                                         (916) 355-3633
Raghuraman, Raghu                                           (916) 355-3567
Rousar, Don                                                 (916) 355-3223
Spear, Gordon                                               (916) 355-3818
Ward, Al                                                    (916) 355-4801